                                                                      Exhibit 21

                         Subsidiaries of the Registrant


                                 Jurisdiction of      Names Under Which the
Name of Subsidiary               Incorporation        Subsidiary Conducts Business
------------------------------   ------------------   ----------------------------

Discovery Toys, Inc.             California           None

RGG Acquisition Inc.             Delaware             None

Regal Greetings & Gifts
 Corporation                     Canada               None

I.F.S. of New Jersey, Inc.*      New Jersey           Institutional Financial
                                                      Services

* Acquired by the Company on January 14, 2003.